Exhibit 10.1

JOINT VENTURE AGREEMENT

among

Titanium Plus Autoparts, Inc.

Tony Chiu

Bin Xiao

and

iPower Inc.

dated as of

January 13, 2022

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JOINT VENTURE AGREEMENT

This Joint Venture Agreement (“Agreement”), dated as of January 13, 2022, is entered into by and among Titanium Plus Autoparts, Inc., a [California] corporation ( “TPA”), Tony Chiu (the “TPA Stockholder”), Bin Xiao (“Bin”), and iPower Inc., a Nevada corporation (“IPW”). TPA, the TPA Stockholder, Bin and IPW are hereinafter sometimes individually referred to as a “Party” and collectively, as the “Parties.”

Recitals

WHEREAS, TPA is engaged in TPA Business (herein defined) and IPW is engaged in the IPW Business (herein defined);

WHEREAS, the Parties have formed a limited liability company in the State of Nevada known as Box Harmony, LLC (the “Company”)v for the purpose of providing logistic services for primarily foreign based manufacturers or distributors who desire to sell their products on-line in the United States; such logistic services to include, without limitation, receiving, storing and transporting such products in the United States (the “Company Business”);

WHEREAS, The Parties have entered into a limited liability company operating agreement for the Company in the form of Exhibit A annexed hereto (the “Company Operating Agreement”),

WHEREAS, pursuant to the Company Operating Agreement, an aggregate of 10,000 certificated units of membership interest (the “Equity Units”) are authorized, of which (a) TPA shall be issued 1,200 Equity Units (b) Bin shall be issued 2400 Equity Units, and (c) 2,400 Equity Units shall be issued to IPW for a total of 6,000 Equity Units issued on the Closing Date;

WHEREAS on the Closing Date, the Company, TPA and Bin shall grant IPW the IPW Option, as that term is defined in the Company Operating Agreement;

WHEREAS, on the Closing Date, TPA and IPW shall enter into the Facility and Use Access Agreement hereinafter defined; and

WHEREAS, on the Closing Date, the Company shall enter into the Consulting Agreement, hereinafter defined with Bin and Tony Chiu;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1. Defined Terms Used in this Agreement. In addition to the terms defined above or elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Cleveland, Ohio are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Business” means the design and development of Liquid hydrogen (LH2) powered drones/UAVs; the design and development of LH2 no-loss production, storage and fueling systems for aircraft; and the design and development of space-based fueling, power, and life support infrastructure.

“Company Intellectual Property” means all Intellectual Property (including Registered Intellectual Property (as defined in Section 2.8(b), but exclusive of “off the shelf” commercially available standard end-user, object code, internal use software) owned, held or used by TPA in connection with the operation of the business of TPA as now conducted and presently proposed to be conducted.

“Company Operating Agreement” shall have the meaning as that term is defined in the Recitals.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, indentures, and all other agreements and legally binding commitments or arrangements, whether written or oral, relating to the Company Business.

“Consulting Agreement” shall mean the eighteen (18) month consulting agreement between the Company and TPA and Bin, as the consultants, in the form of Exhibit C annexed hereto and made a part hereof.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

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“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§651 et seq.

“Facility and Use Access Agreement” shall mean the 18 month agreement, dated the Closing Date, pursuant to which IPW shall grant the Company the right to have access to and use not less than 50,000 square feet and up to 80,000 square feet of available floor space at the IPW Warehouses to provide logistic services for customers of the Company, a true copy of which is annexed hereto as Exhibit B and made a part hereof.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“IPW Business” means the business of being an online hydroponic equipment supplier which sells products through Amazon.com, Walmart.com and its e-commerce platform, www.Zenhydro.com, and is one of the leading marketers, distributors and retailers of grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water- resistant grow tents, trimming machines, pumps and accessories for hydroponic gardening.

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“IPW Warehouses” means the leased IPW warehouses that have the square feet of floor space and are located at the addresses listed on Schedule A annexed hereto.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to IPW, Chenlong (Lawrence) Tan, and with respect to TPA, Bin.

“TPA Business” means the current business activities which engages in e-commerce logistical services for primarily foreign based clients, including transportation resources, carrier accounts, receiving and store imported goods products from its clients and customers.

“TPA IP License” means the Intellectual Property License from TPA to the Company in the form of Exhibit D annexed hereto.

“TPA Stockholder” shall have the meaning as that term is defined in the Preamble.

“Transaction Agreements” means this Agreement, the Company Operating Agreement, the Facilities and Use Access Agreement, the Consulting Agreement and the TPA IP License.

2.             Representations and Warranties of TPA and the Company Stockholder. TPA and the Company Stockholder hereby jointly and severally represents and warrants to IPW and the Company as set forth below. For purposes of these representations and warranties (other than those in Sections 2.1, 2.3, 2.4, 2.5, and 2.6), the term “TPA” shall include any subsidiaries of TPA, unless otherwise noted herein.

2.1.            Organization, Good Standing, Corporate Power and Qualification. TPA is a corporation duly organized, validly existing and in good standing under the laws of the State of [California] and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and each of the Transaction Agreements, and to carry out the provisions of this Agreement, the Transaction Agreements and to manage the Company Business and the TPA Business, as presently conducted and as presently proposed to be conducted. TPA is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2.            Capitalization. The authorized capital of TPA, immediately prior to the Closing Date and the owners of 100% of the capital stock of TPA are listed on Schedule 2.2 annexed hereto.

2.3.            Subsidiaries. TPA does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. TPA is not a participant in any joint venture, partnership or similar arrangement. Since its inception, TPA has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

2.4.            Authorization. All corporate action required to be taken by TPA’s Board of Directors and stockholders in order to authorize TPA to enter into the Transaction Agreements has been taken or will be taken prior to the Closing. All action on the part of the officers of TPA necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of TPA under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Equity Interests has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by TPA, shall constitute valid and legally binding obligations of TPA, enforceable against TPA in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5.            Valid Issuance of Equity Interests. The Equity Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Company Operating Agreement. Assuming the accuracy of the representations of IPW in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Equity Interests will be issued in compliance with all applicable federal and state securities laws.

2.6.            Governmental Consents and Filings. Assuming the accuracy of the representations made by IPW in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of TPA in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

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2.7.            Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation (of which TPA has been notified) pending or to TPA’s knowledge, currently threatened (i) against TPA or any officer, director or Key Employee of TPA arising out of their employment or board relationship with TPA; or (ii) that questions the validity of the Transaction Agreements or the right of TPA to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither TPA nor, to TPA’s knowledge, any of its officers, directors or Key Employees is a Party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by TPA pending or which TPA intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to TPA) involving the prior employment of any of TPA’s employees, their services provided in connection with the TPA Business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8.           TPA Intellectual Property.

(a)                TPA is the sole and exclusive owner of all of TPA Intellectual Property, free and clear of any Encumbrances. TPA Intellectual Property includes all of the Intellectual Property material to the business or operations of TPA as now conducted and as presently proposed to be conducted.

(b)               Section 2.8(b)(i) of the Disclosure Schedule sets forth a true, complete and correct list of all TPA Intellectual Property. The foregoing list includes, without limitation, a list of all domain names owned or controlled by TPA, all patents and patent applications owned or controlled by TPA, and all other Intellectual Property owned or controlled by TPA that has been registered, or for which an application for registration has been filed with, the United States Patent and Trademark Office, the United States Copyright Office or any foreign governmental agency or authority (collectively, the “Registered Intellectual Property”). Section 2.8(b)(ii) of the Disclosure Schedule sets forth a true, complete and correct list of (1) all options, licenses, sublicenses, and other agreements or arrangements to which TPA is a Party, or by which TPA is bound, and pursuant to which any other Person is authorized to have access to, or use of, Intellectual Property owned by TPA, or to exercise any other right with regard thereto; and (2) all options, licenses, sublicenses, and other agreements or arrangements pursuant to which TPA has been granted a license (other than licenses of “off the shelf” commercially available standard end-user, object code, internal use software) to or the right to use any Intellectual Property of a third Party (together with the options, licenses, sublicenses, agreements and other arrangements set forth in clause (a), “TPA Intellectual Property Licenses”). Each item of Registered Intellectual Property is enforceable, subsisting, unexpired and has not been abandoned or canceled, and to TPA’s knowledge, is valid and enforceable. Each of the Intellectual Property Licenses is a legal, valid, binding and enforceable obligation of TPA and, to TPA’s knowledge, each other Party thereto. Neither TPA, nor to TPA’s knowledge any other Party to any TPA Intellectual Property License, is in breach or default under such TPA Intellectual Property License, and no event has occurred that with notice or lapse of time would constitute a breach or default by TPA (or to TPA’s knowledge any other Party thereto) or permit termination, thereunder. No notice of default with respect to any such TPA Intellectual Property License has been sent or received by TPA.

(c)                TPA possesses valid licenses to use all of the software programs present on the computers and other software enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for uses that are material to the business or operations of TPA as now conducted and as presently proposed to be conducted.

(d)               To TPA’s knowledge, neither the conduct of the TPA the Business as now conducted, nor TPA’s use of TPA Intellectual Property owned by TPA or licensed to TPA, infringes upon, violates or misappropriates the Intellectual Property of any third Party, and, to TPA’s knowledge, there are no pending or threatened, proceedings or litigation or other adverse claims or communications by any Person alleging any such infringement, violation or misappropriation based on Company’s use of TPA Intellectual Property. To TPA’s knowledge, no Person is infringing upon or otherwise violating any of TPA’s rights in TPA Intellectual Property. Neither the execution nor delivery of this Agreement and the other Transaction Agreements, nor the performance and consummation of TPA’s obligations hereunder and thereunder, will cause the diminution, termination or forfeiture of TPA’s rights in, or require the consent of any third Party in respect of, any Company Intellectual Property.

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(e)                TPA has secured from all employees, consultants and contractors of TPA who have contributed to the creation or development of any TPA Intellectual Property owned by TPA valid and binding written assignments of all rights, including all Intellectual Property rights, to such contributions. Except for any TPA Intellectual Property License, TPA has not granted to any Person an exclusive license or equivalent right with respect to any of TPA Intellectual Property owned by TPA, or assigned or conveyed to any Person any ownership interest (including joint ownership rights) therein, and no third Party owns or holds any such right, license or interest.

2.9.            Compliance with Other Instruments. TPA is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a Party or by which it is bound that is required to be listed on the Disclosure Schedule, or, to TPA’s knowledge, of any provision of federal or state statute, rule or regulation applicable to TPA. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of TPA or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to TPA.

2.10          Absence of Liens. The property and assets that TPA owns are free and clear of all mortgages, deeds of trust, liens, loans, security interests and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair TPA’s ownership or use of such property or assets. With respect to the property and assets it leases, TPA is in compliance with such leases and, to TPA’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. TPA does not own any real property. Except as set forth on Section 2.10 of the Disclosure Schedule, TPA has no material liabilities or obligations, whether absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, other than (i) liabilities incurred in the ordinary course of business, (ii) obligations under contracts and commitments incurred in the ordinary course of business, (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in financial statements and which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect.

2.11          Financial Statements. TPA has delivered to IPW its unaudited financial statements as of December 31, 2020 and for the fiscal year then ended (including balance sheet, income statement and statement of cash flows) (the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein; provided, however, that the unaudited Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of TPA as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, TPA has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2020.

2,12 Non-Disclosure, Proprietary Information and Invention Assignment and Non-Competition Agreements. TPA has taken all reasonable security measures to maintain and protect the secrecy, confidentiality and value of all proprietary information and trade secrets used in TPA’s business. Each current and former employee and officer of TPA, and each current and former consultant and contractor to TPA, has executed (or will execute at the Initial Closing) an agreement regarding confidentiality and the assignment of inventions to TPA. To TPA’s knowledge, no current or former employee, officer, consultant or contractor is in violation of his or her confidentiality and invention assignment agreement. No current or former employee, officer, consultant, or contractor of TPA has excluded works or inventions related to TPA’s business from his or her assignment of inventions pursuant to such person’s confidentiality and invention assignment agreement.

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2.13          Permits. TPA has all franchises, permits, licenses and any similar authority necessary for the conduct of its business (as now conducted), the lack of which could reasonably be expected to have a Material Adverse Effect. TPA is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.14          Environmental and Safety Laws. To TPA’s knowledge (a) TPA is and has been in compliance with all Environmental Laws; (b) there has been no release or, to TPA’s knowledge, threatened release of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise used by TPA; (c) there have been no Hazardous Substances generated by TPA that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by TPA, except for the storage of hazardous waste in compliance with Environmental Laws. TPA has made available to IPWs true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

2.15          Foreign Corrupt Practices Act. Neither TPA nor any of TPA’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political Party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, Party or candidate, (ii) inducing such official, Party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist TPA or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither TPA nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. TPA further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither TPA, or, to TPA’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti- corruption law (collectively, “Enforcement Action”).

2.16          Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), TPA is and has been, to TPA’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, TPA’s privacy policies and the requirements of any contract or codes of conduct to which TPA is a Party. TPA has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. TPA is and has been, to TPA’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.17          Full Disclosure. TPA has provided IPW with all information requested by IPW in connection with its decision to purchase the Equity Interests. To TPA’s knowledge, no representation or warranty of TPA contained in this Agreement contains any untrue statement of a material fact nor, to TPA’s knowledge, omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances in which they were made.

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3.              Representations and Warranties of IPW. IPW hereby represents and warrants to TPA and Seller that.

3.1            Organization, Good Standing, Corporate Power and Qualification. IPW is a corporation duly organized, validly existing and in good standing under the laws of the State of [California] and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and each of the Transaction Agreements, and to carry out the provisions of this Agreement, the Transaction Agreements and to manage the Company Business and the IPW Business, as presently conducted and as presently proposed to be conducted. IPW is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2            Capitalization. The authorized capital of IPW, immediately Closing Date and the owners of 100% of the capital stock of IPW are listed on Schedule 2.2 annexed hereto.

3.3            Subsidiaries. IPW does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. IPW is not a participant in any joint venture, partnership or similar arrangement. Since its inception, IPW has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

3.4            Authorization. All corporate action required to be taken by IPW’s Board of Directors and stockholders in order to authorize IPW to enter into the Transaction Agreements has been taken or will be taken prior to the Closing. All action on the part of the officers of IPW necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of IPW under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Equity Interests has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by IPW, shall constitute valid and legally binding obligations of IPW, enforceable against IPW in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5            Valid Issuance of Equity Interests. The Equity Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Company Operating Agreement. Assuming the accuracy of the representations of IPW in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Equity Interests will be issued in compliance with all applicable federal and state securities laws.

3.6            Governmental Consents and Filings. Assuming the accuracy of the representations made by IPW in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of IPW in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

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3.7            Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation (of which IPW has been notified) pending or to IPW’s knowledge, currently threatened (i) against IPW or any officer, director or Key Employee of IPW arising out of their employment or board relationship with IPW; or (ii) that questions the validity of the Transaction Agreements or the right of IPW to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither IPW nor, to IPW’s knowledge, any of its officers, directors or Key Employees is a Party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by IPW pending or which IPW intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to IPW) involving the prior employment of any of IPW’s employees, their services provided in connection with the IPW Business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.8            IPW Intellectual Property.

(a)            IPW is the sole and exclusive owner of all of IPW Intellectual Property, free and clear of any Encumbrances. IPW Intellectual Property includes all of the Intellectual Property material to the business or operations of IPW as now conducted and as presently proposed to be conducted.

(b)           Section 2.8(b)(i) of the Disclosure Schedule sets forth a true, complete and correct list of all IPW Intellectual Property. The foregoing list includes, without limitation, a list of all domain names owned or controlled by IPW, all patents and patent applications owned or controlled by IPW, and all other Intellectual Property owned or controlled by IPW that has been registered, or for which an application for registration has been filed with, the United States Patent and Trademark Office, the United States Copyright Office or any foreign governmental agency or authority (collectively, the “Registered Intellectual Property”). Section 2.8(b)(ii) of the Disclosure Schedule sets forth a true, complete and correct list of (1) all options, licenses, sublicenses, and other agreements or arrangements to which IPW is a Party, or by which IPW is bound, and pursuant to which any other Person is authorized to have access to, or use of, Intellectual Property owned by IPW, or to exercise any other right with regard thereto; and (2) all options, licenses, sublicenses, and other agreements or arrangements pursuant to which IPW has been granted a license (other than licenses of “off the shelf” commercially available standard end-user, object code, internal use software) to or the right to use any Intellectual Property of a third Party (together with the options, licenses, sublicenses, agreements and other arrangements set forth in clause (a), “IPW Intellectual Property Licenses”). Each item of Registered Intellectual Property is enforceable, subsisting, unexpired and has not been abandoned or canceled, and to IPW’s knowledge, is valid and enforceable. Each of the Intellectual Property Licenses is a legal, valid, binding and enforceable obligation of IPW and, to IPW’s knowledge, each other Party thereto. Neither IPW, nor to IPW’s knowledge any other Party to any IPW Intellectual Property License, is in breach or default under such IPW Intellectual Property License, and no event has occurred that with notice or lapse of time would constitute a breach or default by IPW (or to IPW’s knowledge any other Party thereto) or permit termination, thereunder. No notice of default with respect to any such IPW Intellectual Property License has been sent or received by IPW.

(c)            IPW possesses valid licenses to use all of the software programs present on the computers and other software enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for uses that are material to the business or operations of IPW as now conducted and as presently proposed to be conducted.

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(d)            To IPW’s knowledge, neither the conduct of the IPW the Business as now conducted, nor IPW’s use of IPW Intellectual Property owned by IPW or licensed to IPW, infringes upon, violates or misappropriates the Intellectual Property of any third Party, and, to IPW’s knowledge, there are no pending or threatened, proceedings or litigation or other adverse claims or communications by any Person alleging any such infringement, violation or misappropriation based on Company’s use of IPW Intellectual Property. To IPW’s knowledge, no Person is infringing upon or otherwise violating any of IPW’s rights in IPW Intellectual Property. Neither the execution nor delivery of this Agreement and the other Transaction Agreements, nor the performance and consummation of IPW’s obligations hereunder and thereunder, will cause the diminution, termination or forfeiture of IPW’s rights in, or require the consent of any third Party in respect of, any Company Intellectual Property.

(e)            IPW has secured from all employees, consultants and contractors of IPW who have contributed to the creation or development of any IPW Intellectual Property owned by IPW valid and binding written assignments of all rights, including all Intellectual Property rights, to such contributions. Except for any IPW Intellectual Property License, IPW has not granted to any Person an exclusive license or equivalent right with respect to any of IPW Intellectual Property owned by IPW, or assigned or conveyed to any Person any ownership interest (including joint ownership rights) therein, and no third Party owns or holds any such right, license or interest.

3.9            SEC Filings. IPW has made all necessary filings, when due, with the Securities and Exchange Commission required under the Securities Exchange Act of 1934, as amended, including all Form 10-K Annual Reports, Form 10-Q Quarterly Reports and Form 8-K Interim Reports (collectively, the “SEC Filings”) all of which are true and correct in all material respects.

3.10          Compliance with Other Instruments. IPW is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a Party or by which it is bound that is required to be listed on the Disclosure Schedule, or, to IPW’s knowledge, of any provision of federal or state statute, rule or regulation applicable to IPW. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of IPW or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to IPW.

3.11          Absence of Liens. Except as disclosed in the SEC Filings, the property and assets that IPW owns are free and clear of all mortgages, deeds of trust, liens, loans, security interests and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair IPW’s ownership or use of such property or assets. With respect to the property and assets it leases, IPW is in compliance with such leases and, to IPW’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. IPW does not own any real property. Except as disclosed in the SEC Reports, IPW has no material liabilities or obligations, whether absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, other than (i) liabilities incurred in the ordinary course of business, (ii) obligations under contracts and commitments incurred in the ordinary course of business, (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in financial statements and which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect.

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3.12          IPW Financial Statements. IPW has delivered to IPW its audited financial statements as of December 31, 2020 and for the fiscal year then ended (including balance sheet, income statement and statement of cash flows) and the interim unaudited financial statements included in the SEC Filings (collectively, the “IPW Financial Statements”). The IPW Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein; provided, however, that the unaudited IPW Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and may not contain all footnotes required by GAAP. The IPW Financial Statements fairly present in all material respects the financial condition and operating results of IPW as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the IPW Financial Statements, IPW has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2020.

3.13        Non-Disclosure, Proprietary Information and Invention Assignment and Non-Competition Agreements. IPW has taken all reasonable security measures to maintain and protect the secrecy, confidentiality and value of all proprietary information and trade secrets used in IPW’s business. Each current and former employee and officer of IPW, and each current and former consultant and contractor to IPW, has executed (or will execute at the Initial Closing) an agreement regarding confidentiality and the assignment of inventions to IPW. To IPW’s knowledge, no current or former employee, officer, consultant or contractor is in violation of his or her confidentiality and invention assignment agreement. No current or former employee, officer, consultant, or contractor of IPW has excluded works or inventions related to IPW’s business from his or her assignment of inventions pursuant to such person’s confidentiality and invention assignment agreement.

3.14          Permits. IPW has all franchises, permits, licenses and any similar authority necessary for the conduct of its business (as now conducted), the lack of which could reasonably be expected to have a Material Adverse Effect. IPW is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.15          Environmental and Safety Laws. To IPW’s knowledge (a) IPW is and has been in compliance with all Environmental Laws; (b) there has been no release or, to IPW’s knowledge, threatened release of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise used by IPW; (c) there have been no Hazardous Substances generated by IPW that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by IPW, except for the storage of hazardous waste in compliance with Environmental Laws. IPW has made available to IPWs true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

3.16          Foreign Corrupt Practices Act. Neither IPW nor any of IPW’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political Party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, Party or candidate, (ii) inducing such official, Party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist IPW or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither IPW nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. IPW further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither IPW, or, to IPW’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti- corruption law (collectively, “Enforcement Action”).

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3.17          Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), IPW is and has been, to IPW’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, IPW’s privacy policies and the requirements of any contract or codes of conduct to which IPW is a Party. IPW has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. IPW is and has been, to IPW’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

3.18          Full Disclosure. IPW has provided IPW with all information requested by IPW in connection with its decision to purchase the Equity Interests. To IPW’s knowledge, no representation or warranty of IPW contained in this Agreement contains any untrue statement of a material fact nor, to IPW’s knowledge, omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances in which they were made.

4.              Closing and Closing Deliveries

4.1            The Closing. The Parties agree that the closing and delivery of all of the Transactions Documents (the “Closing”) shall occur on a date (the “Closing Date”) which shall be not later than January 31, 2022 (the “Closing Date”) unless such Closing Date shall be extended by mutual agreement of the Parties.

4.2            Deliveries. At the Closing and on the Closing Date, each of the Parties shall execute and delivery all of the Transaction Documents.

5.              Miscellaneous.

5.1           Survival of Warranties. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions, except that : (i) the representations and warranties set forth in Section 2.1, Section 2.2, Section 2.4 and Section 2.5 and Section 3.1, Section 3.2, Section 3.4 and Section 3.5 shall survive until the expiration of the applicable statute of limitations and (ii) all other representations and warranties of TPA shall survive for a period of eighteen (18) months from the Closing Date The representations, warranties, covenants and agreements made herein shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of any of the Parties or any of their representatives.

5.2           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE IN ALL RESPECTS AS SUCH LAWS ARE APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAWS.

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5.3           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4            Counterparts; Facsimile and Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and subsequently delivered by means of a facsimile machine or e-mail, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument shall raise (a) the use of a facsimile machine or e-mail to deliver a signature or (b) the fact that any signature or agreement or instrument was signed and subsequently transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

5.5            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address or electronic mail address as any of the Parties may designate by ten (10) days advance written notice to the other parties hereto.

5.7            No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. IPW agrees to indemnify and to hold harmless TPA from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which IPW or any of its officers, employees, or representatives is responsible. TPA agrees to indemnify and hold harmless IPW from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which TPA or any of its officers, employees or representatives is responsible.

5.8           Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9           Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of TPA and IPW. Any amendment or waiver effected in accordance with this Section 5.9 shall be binding upon each transferee of the Equity Interests, each future holder of all such securities.

5.10          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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5.11          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non- breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

5.12          Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Agreements constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties are expressly canceled.

5.13          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of Los Angeles, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.14          WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page follows]

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IN WITNESS WHEREOF, the parties have executed this Joint Venture Agreement as of the date first written above.

BOX HARMONY, LLC

By:	/s/ Bin Xiao
Name:	Bin Xiao
Title:	Chief Executive Officer

Address:
4271 Don Julian Road
City of Industry, CA 91746

/s/ Tony Chiu
Tony Chiu

/s/ Bin Xiao
Bin Xiao
Address:
8798 9th Street, Building C
Rancho Cucamonga, CA 91730

TITANIUM PLUS AUTOPARTS, INC.

By:	/s/ Tony Chiu
Name:	Tony Chiu,
Title:	President
4271 Don Julian Road
City of Industry, CA 91746

iPOWER INC.
By:	/s/ Chenlong Tan
Name:	Chenlong Tan,
Title:	President

Address:
2399 Bateman Avenue
Duarte, CA 91010

Signature page to Joint Venture Agreement

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